Exhibit 10.24

RESTRICTED STOCK AWARD AGREEMENT

Tuesday Morning Corporation
2014 Long-Term Incentive Plan

This Restricted Stock Award Agreement (this “Agreement”) is entered into between Tuesday Morning Corporation, a Delaware corporation (the “Company”), and _________________ [Name] (the “Participant”) effective as of _______________ [Option_Date,’Month DD, YYYY] (the “Date of Grant”), pursuant to the Tuesday Morning Corporation 2014 Long-Term Incentive Plan, as amended (the “Plan”), the terms of which are incorporated by reference herein in their entirety.

WHEREAS, the Company desires to grant to the Participant the shares of common stock, par value $0.01 per share (“Common Stock”), as an inducement for the Participant’s continued and effective performance of services for the Company as a member of the Board of Directors of the Company (the “Board”), subject to the terms and conditions of this Agreement; and

WHEREAS, the Participant desires to have the opportunity to hold the Common Stock subject to the terms and conditions of this Agreement;

NOW, THEREFORE, in consideration of the premises, mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1.Grant of Restricted Stock.  Effective as of the Date of Grant, the Company shall cause to be issued in the Participant’s name ________ [ number of Total_Shares_Granted]  shares of Common Stock (the “Restricted Stock”).  The Company shall electronically register the Restricted Stock, and any Retained Distributions issued with respect to the Restricted Stock, in the Participant’s name and note that such shares are Restricted Stock.  If certificates evidencing the Restricted Stock, or any Retained Distributions, are issued to the Participant during the Restricted Period, such certificates shall bear a restrictive legend, substantially as provided in Section 15.10 of the Plan, to the effect that ownership of such Restricted Stock (and any such Retained Distributions), and the enjoyment of all rights appurtenant thereto, are subject to the restrictions, terms, and conditions provided in the Plan and this Agreement.  The Participant shall have the right to vote the Restricted Stock awarded to the Participant and to receive and retain all regular cash dividends, and to exercise all other rights, powers and privileges of a holder of Common Stock, with respect to such Restricted Stock, with the exception that (a) the Participant shall not be entitled to delivery of a stock certificate or certificates representing such Restricted Stock until the Forfeiture Restrictions applicable thereto shall have expired and the Participant requests delivery of a certificate as described in Section 6.4(a) of the Plan, (b) the Company shall retain custody of all Retained Distributions made or declared with respect to the Restricted Stock (and such Retained Distributions shall be subject to the same restrictions, terms and conditions as are applicable to the Restricted Stock) until such time, if ever, as the Restricted Stock with respect to which such Retained Distributions shall have been made, paid, or declared shall have become vested, and such Retained Distributions shall not bear interest or be segregated in separate accounts and (c) the Participant may not sell, assign, transfer, pledge, exchange, encumber, or dispose of the Restricted Stock or any Retained Distributions during the Restricted Period.  Upon issuance, the certificates for the Restricted Stock shall be delivered to the Secretary of the Company or to such other depository as may be designated by the Committee as a depository for safekeeping until the forfeiture of such Restricted Stock occurs or the Forfeiture Restrictions lapse, together with stock powers or other written instruments or electronic agreements of assignment, each endorsed in blank, which will permit transfer to the Company of all or any portion of the Restricted Stock and any securities constituting Retained Distributions which shall be forfeited in accordance with the Plan and this Agreement.  In accepting the award of Restricted Stock set forth in this Agreement, the Participant accepts and agrees to be bound by all the terms and conditions of the Plan and this Agreement.

2.Definitions.  For purposes of this Agreement, the following terms shall have the meanings indicated below:

(a)“Cause” shall mean the occurrence of one of the following events: (i) commission of fraud, embezzlement, theft, felony or an act of dishonesty in the course of the Participant’s service to the Company or an Affiliate which conduct damaged the Company or an Affiliate, (ii) disclosure of trade secrets of the Company or an Affiliate, or (iii) violation of the terms of any non-competition, non-disclosure or similar agreement with respect to the Company or any Affiliate to which the Participant is a party.

(b)“Forfeiture Restrictions” shall mean any prohibitions and restrictions set forth herein with respect to the sale or other disposition of Restricted Stock issued to the Participant hereunder and the obligation to forfeit and surrender such Restricted Stock to the Company.

(c)“Good Reason” shall mean a material breach by the Company of this Agreement that is not cured within thirty (30) days of written notice by the Participant to the Company.  The foregoing event shall not constitute Good Reason unless the Participant delivers to the Company a written notice specifying the alleged Good Reason within ninety (90) days after the Participant first learns of the existence of the circumstances giving rise to the Good Reason; within thirty (30) days following delivery of such notice, the Company has failed to cure the circumstances giving rise to Good Reason; and the Participant resigns within sixty (60) days after the end of the cure period.

(d)“Restricted Period” shall mean the period designated by the Committee during which Restricted Stock is subject to the Forfeiture Restrictions and may not be sold, assigned, transferred, pledged, or otherwise encumbered.

(e)“Retained Distributions” shall mean any securities or other property (other than regular cash dividends) distributed by the Company in respect of the Restricted Stock during any Restricted Period.

Capitalized terms not otherwise defined in this Agreement shall have the meanings given to such terms in the Plan.

3.Transfer Restrictions.  The Restricted Stock granted hereby may not be sold, assigned, pledged, exchanged, hypothecated or otherwise transferred, encumbered or disposed of

(other than by will or the applicable laws of descent and distribution) to the extent then subject to the Forfeiture Restrictions, except as otherwise authorized by the Committee.  Any such attempted sale, assignment, pledge, exchange, hypothecation, transfer, encumbrance or disposition in violation of this Agreement shall be void and the Company shall not be bound thereby.  Further, the Restricted Stock granted hereby that is no longer subject to Forfeiture Restrictions may not be sold or otherwise disposed of in any manner that would constitute a violation of any applicable federal or state securities laws.  The Participant also agrees (a) that the Company may refuse to cause the transfer of the Restricted Stock to be registered on the applicable stock transfer records if such proposed transfer would, in the opinion of counsel satisfactory to the Company, constitute a violation of any applicable securities law and (b) that the Company may give related instructions to the transfer agent, if any, to stop registration of the transfer of the Restricted Stock.  The Restricted Stock is registered with the Securities and Exchange Commission under a Registration Statement on Form S-8.  A Prospectus describing the Plan and the Stock is available from the Company.

4.Vesting.  The Restricted Stock that is granted hereby shall be subject to Forfeiture Restrictions.  The Forfeiture Restrictions shall lapse as to the Restricted Stock that is granted hereby in accordance with the provisions of subsections (a) through (d) of this Section 4.

(a)Generally.  The Forfeiture Restrictions shall lapse as to the Restricted Stock that is granted hereby as provided in subsection (b), provided that the Participant  has not incurred a Termination of Service prior to the date provided in subsection (b).  If the Participant has incurred a Termination of Service before the date provided in subsection (b) then, except as otherwise specified in subsections (c) or (d) below, the Forfeiture Restrictions then applicable to any of the Restricted Stock shall not lapse and all of the Restricted Stock with respect to which Forfeiture Restrictions have not then lapsed shall be forfeited to the Company upon such Termination of Service.

(b)Vesting Date.  The Forfeiture Restrictions shall lapse, and the Restricted Stock will vest, subject to the provisions of subsection (a), with respect to one hundred percent (100%) of the Restricted Stock on the first anniversary of the Date of Grant.

(c)Death or Total and Permanent Disability.  Notwithstanding any provisions of Section 4 to the contrary, in the event the Participant’s Termination of Service is due to the Participant’s death or Total and Permanent Disability prior to the date provided in subsection (b), the Forfeiture Restrictions shall lapse on the date of such Termination of Service due to death or Total and Permanent Disability.

(d)Change in Control.  Notwithstanding any provisions of Section 4 to the contrary, in the event (i) a Change in Control occurs prior to the date of the Participant’s Termination of Service and (ii) the Participant incurs a Termination of Service during the two (2) year period commencing on the date that the Change in Control occurred, either (A) by the Company without Cause or (B) by the Participant for Good Reason, the Forfeiture Restrictions shall lapse upon the occurrence of such Change in Control.

5.Effect of Lapse of Restrictions.  Upon the lapse of the Forfeiture Restrictions with respect to the Restricted Stock granted hereby, if requested by the Participant as described in

Section 6.4(a) of the Plan, the Company shall cause to be delivered to the Participant a stock certificate representing such Restricted Stock, and such Restricted Stock shall be transferable by the Participant (except to the extent that any proposed transfer would, in the opinion of counsel satisfactory to the Company, constitute a violation of applicable securities law).

6.Capital Adjustments and Reorganizations.  The existence of the Restricted Stock shall not affect in any way the right or power of the Company or its stockholders to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, engage in any merger or consolidation, issue any debt or equity securities, dissolve or liquidate, or sell, lease, exchange or otherwise dispose of all or any part of its assets or business, or engage in any other corporate act or proceeding.

7.Section 83(b) Election.  The Participant shall not exercise the election permitted under section 83(b) of the Code with respect to the Restricted Stock without the written approval of the Chief Financial Officer of the Company.

8.No Fractional Shares.  All provisions of this Agreement concern whole shares of Common Stock.  If the application of any provision hereunder would yield a fractional share, such fractional share shall be rounded down to the next whole share if it is less than 0.5 and rounded up to the next whole share if it is 0.5 or more.

9.Not a Service Agreement.  This Agreement is not an employment or service agreement, and no provision of this Agreement shall be construed or interpreted to create an employment or service relationship between the Participant and the Company or guarantee the right to remain a member of the Board for any specified term.

10.Limit of Liability.  Under no circumstances will the Company or an Affiliate be liable for any indirect, incidental, consequential or special damages (including lost profits or taxes) of any form incurred by any person, whether or not foreseeable and regardless of the form of the act in which such a claim may be brought, with respect to the Plan, this Agreement or the Restricted Stock.

11.Legend.  The Participant consents to the placing on the certificate for the Restricted Stock of an appropriate legend restricting resale or other transfer of the Restricted Stock except in accordance with the Securities Act of 1933 and all applicable rules thereunder.

12.Notices.  Any notice, instruction, authorization, request or demand required hereunder shall be in writing, and shall be delivered either by personal delivery, telegram, telex, telecopy or similar facsimile means, by certified or registered mail, return receipt requested, or by courier or delivery service, addressed to the Company at the Company’s principal business office address and to the Participant at the Participant’s residential address as shown in the records of the Company, or at such other address and number as a party shall have previously designated by written notice given to the other party in the manner hereinabove set forth.  Notices shall be deemed given when received, if sent by facsimile means (confirmation of such receipt by confirmed facsimile transmission being deemed receipt of communications sent by facsimile means); and when delivered (or upon the date of attempted delivery where delivery is refused), if hand-

delivered, sent by express courier or delivery service, or sent by certified or registered mail, return receipt requested.

13.Amendment and Waiver.  Except as otherwise provided herein or in the Plan, or as necessary to implement the provisions of the Plan, this Agreement may be amended, modified or superseded only by written instrument executed, or an electronic agreement agreed to, by the Company and the Participant.  Only a written instrument executed and delivered by, or an electronic agreement agreed to by, the party waiving compliance hereof shall waive any of the terms or conditions of this Agreement.  Any waiver granted by the Company shall be effective only if executed and delivered by a duly authorized director or officer of the Company other than the Participant.  The failure of any party at any time or times to require performance of any provisions hereof shall in no manner effect the right to enforce the same.  No waiver by any party of any term or condition, or the breach of any term or condition contained in this Agreement, in one or more instances, shall be construed as a continuing waiver of any such condition or breach, a waiver of any other condition, or the breach of any other term or condition.

14.Governing Law and Severability.  The validity, construction and performance of this Agreement shall be governed by the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.  The invalidity of any provision of this Agreement shall not affect any other provision of this Agreement, which shall remain in full force and effect.

15.Successors and Assigns.  Subject to the limitations which this Agreement imposes upon the transferability of the Restricted Stock granted hereby, this Agreement shall bind, be enforceable by and inure to the benefit of the Company and its successors and assigns, and to the Participant, the Participant’s permitted assigns and upon the Participant’s death, the Participant’s estate and beneficiaries thereof (whether by will or the laws of descent and distribution), executors, administrators, agents, legal and personal representatives.

16.Miscellaneous.  This Agreement is awarded pursuant to and is subject to all of the provisions of the Plan, including amendments to the Plan, if any.

17.Acceptance.  The Participant, by his or her acceptance of the Restricted Stock, agrees to be bound by all of the terms and conditions of this Agreement and the Plan, and further consents to and agrees to be bound by the Irrevocable Stock Power presented herewith.

Irrevocable Stock Power

Know all men by these presents, That For Value Received, the Participant (as defined in the Award Agreement) has bargained, sold, assigned and transferred and by these presents does bargain, sell, assign and transfer unto Tuesday Morning Corporation, a Delaware corporation (the “Company”), the Restricted Stock transferred pursuant to the Restricted Stock Award Agreement dated as of and effective ___________ [Option_Date, Month DD, YYYY], between the Company and the Participant granting such Restricted Stock to the Participant (the “Award Agreement”); and subject to and in accordance with the terms of the Award Agreement the Participant does hereby constitute and appoint the Secretary of the Company the Participant’s true and lawful attorney, IRREVOCABLY, to sell, assign, transfer, hypothecate, pledge and make over all or any part of such Restricted Stock and for that purpose to make and execute all necessary acts of assignment and transfer thereof, and to substitute one or more persons with like full power, hereby ratifying and confirming all that said attorney or his or her substitutes shall lawfully do by virtue hereof.